TERRY AMISANO LTD.	AMISANO HANSON
KEVIN HANSON, CA	CHARTERED ACCOUNTANTS

June 14, 2005

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:                                     Xten Networks, Inc. the “Company” – Form S-8 Registration Statement

Dear Sir/Madame:

We hereby consent to the inclusion or incorporation by reference in this Form S-8 Registration Statement dated June 14, 2005, of our report to the Stockholders dated July 8, 2004 on the consolidated financial statements of the Company as at April 30, 2004 and 2003 and for the periods ending April 30, 2004 and 2003.

Yours truly
AMISANO HANSON

“Amisano Hanson”

Chartered Accountants

750 WEST PENDER STREET, SUITE 604	TELEPHONE:	604-689-0188
VANCOUVER CANADA	FACSIMILE:	604-689-9773
V6C 2T7	E-MAIL:	amishan@telus.net